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                                  EXHIBIT 10(T)

                               MANAGEMENT AGREEMENT


          MANAGEMENT AGREEMENT ("AGREEMENT") DATED AS OF NOVEMBER 2, 1995 BY AND BETWEEN DIAGNOSTIC LEASING CORP., A NEW YORK CORPORATION ("DLC") AND STONE MEDICAL SUPPLY CORPORATION ("STONE"), A NEW YORK CORPORATION.

          WHEREAS, as of the date hereof Micro Bio-Medics, Inc. ("MBM"), DLC, Stone and Andrew D. Stone have entered into an Agreement of Merger and Reorganization ("Merger Agreement");

          WHEREAS, Stone desires to have DLC engage in its management prior to the Closing Date contemplated by the Merger Agreement and DLC agrees to do so;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. SERVICES. Stone hereby engages DLC to provide, and DLC agrees to provide, to Stone services ("Services") at any time or from time to time, during the term of this Agreement, including arranging for and/or rendering assistance in connection with the following:

               a.   purchase of inventory;

               b.   arranging and managing Stone's warehouse operations;

               c.   sales;

               d.   procedures for quality control;

               e.   administration and monitoring of Stone's payroll practices;

               f.   administration of Stone's employee benefit programs;

               g.   accounting, treasury and other financial services;

               h.   financing and financial matters;

               i. relations with lending and banking institutions and organizations;

               j.   real estate;


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               k.   insurance;

               l. preparing and filing of federal, state and local tax and/or information returns;

               m. hiring, training and firing of employees and agents (other than Andrew Stone and Lyudmilla Stone who shall receive no salary or other compensation from Stone);

               n.   compliance with all federal, state and local labor laws;

               o. developing and recommending labor relations policies and practices;

               p. compensation/benefits program and compliance with all federal, state and local laws and regulations;

               q. complying with all applicable federal, state and local safety, health and environmental laws and regulations; and

               r. such other services as Stone may request or, in DLC's opinion, require.

It is understood that both parties expect that pursuant to the Merger Agreement Stone will become a wholly owned subsidiary of MBM and that DLC may manage Stone during the term of this Agreement in the same way as it would manage any other subsidiary of MBM, with due regard to the interest of Stone's shareholders. Stone shall comply with DLC's recommendations with regard to the Services as set forth in Section 5(e) of the Merger Agreement.


          2. PAYMENT. In consideration for DLC agreeing to render the Services, Stone agrees to pay to DLC a management fee equal to five (5%) percent of Stone's net paid sales ("Management Fee"). The Management Fee shall be paid on the 10th day of each month in respect of net paid sales for the previous month. "Net paid sales" shall mean the net amount actually received by Stone on all orders solicited and accepted by Stone, less the amount of all returns, allowances, discounts and credits and less all bad debts, commissions, trade discounts, freight beyond the point of manufacture and excise taxes. DLC's determination of net paid sales for the purposes hereunder shall be final and binding upon the parties hereto unless Stone objects in writing to DLC to such determination with 15 days of receipt by Stone of notice of any such determination.


          3. PRODUCT AND SERVICE PURCHASES. Each of MBM and Stone may purchase products and services from each other at prices and on terms and conditions as may be agreed between the parties from time to time and which are no less

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favorable to MBM or Stone than would be obtained from an unaffiliated third party.

          4. STATUS AS INDEPENDENT CONTRACTOR. It is expressly understood between the parties hereto that DLC shall be an independent contractor with respect to the Services.


          5. EXTENT OF DLC'S LIABILITY/INDEMNIFICATION BY STONE. Notwithstanding anything to the contrary contained herein:

               (a) Neither DLC nor MBM nor any of their respective officers, directors, employees or agents shall be liable to Stone, any of its shareholders, members, directors, officers, employees or agents for any action taken or omitted to be taken with respect to the Services performed under this Agreement or otherwise, except for any action in violation of this Agreement taken or omitted to be taken by DLC in bad faith or as a result of wilful misconduct.

               (b) Stone agrees to indemnify DLC and/or its parent, subsidiaries and their respective shareholders, directors, officers, employees and agents (individually an "DLC Indemnitee," and collectively the "DLC Indemnitees"), if an DLC Indemnitee is made, or threatened to be made, a party to any action, claim or proceeding, whether civil or criminal, including any action by or in the right of Stone, by reason of the provision of Services by DLC to Stone pursuant to the terms of this Agreement, against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys' fees (collectively, "Losses"). The foregoing indemnity shall not apply to any Losses to the extent such Losses resulted from the wilful misconduct, negligence or bad faith of an DLC Indemnitee.


          6. TERM. This Agreement will commence on the date hereof (the "Commencement Date") and continue until the Closing Date (as defined in the Merger Agreement) of the Merger (as defined in the Merger Agreement); provided, however, that DLC may terminate it any time on not less than thirty (30) days notice or immediately if the Break-Up Fee referred to in the Merger Agreement is paid or is due and owing.


          7. CONSENT TO JURISDICTION. The parties hereto irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York in connection with any action, proceeding or claim arising out of or relating to this Agreement.


          8. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or

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other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          IF TO STONE OR ANDREW:        COPIES TO:
          ----------------------        -----------
          Stone Medical Supply Corp.    Ruskin, Moscou, Evans &
          2487 North Jerusalem Road       Faltischek, P.C.
          East Meadow, N.Y. 11554       170 Old Country Road
          Attn: Andrew D. Stone,        Mineola, N.Y. 11501
                President               Attn: Norman M. Friedland, Esq.

                                        -and-

                                        McLaughlin & Stern, LLP
                                        380 Lexington Avenue
                                        New York, New York 10168
                                        Attn.: David W. Sass, Esq.

          IF TO MBM OR DLC:             COPIES TO:
          ------------------            ----------
          Diagnostic Leasing Corp.      Otterbourg, Steindler,
          c/o Micro Bio-Medics Inc.       Houston & Rosen, P.C.
          846 Pelham Parkway            230 Park Avenue
          Pelham Manor, N.Y. 10803      New York, N.Y. 10169
          Attn: Bruce J. Haber,         Attn: Donald N. Gellert, Esq.
                President
                                        -and-

                                        Steven Morse, Esq.
                                        c/o Lester Morse, P.C.
                                        111 Great Neck Road
                                        Suite 420
                                        Great Neck, N.Y. 11021


          Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.


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          9.   ENTIRE AGREEMENT.  This Agreement constitutes the entire
agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.


          10. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.


          11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.


          12. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, legal representatives, successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.


          13. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns.


          14. CAPTIONS. Captions and section headings used herein are for convenience only, and are not a part of this Agreement, and shall not be used in construing it.


          15. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will


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constitute one and the same instrument.

          17. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY INSTRUMENT, DOCUMENT OR GUARANTY DELIVERED PURSUANT HERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.

                              DIAGNOSTIC LEASING CORP.

                              By: Bruce J. Haber
                                  --------------
                              Title: President


                              STONE MEDICAL SUPPLY CORPORATION

                              By: /s/ Andrew Stone
                                  -----------------
                              Title:  President

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